Exhibit 23.1(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-283844) on Form S-8 of our report dated March 12, 2025, with respect to the consolidated financial statements of Anteris Technologies Global Corp.

/s/ KPMG

KPMG

Brisbane, Australia
March 12, 2025